                                                                    EXHIBIT 10.1


                      AGREEMENT FOR THE EXCHANGE OF SHARES

                                     BETWEEN

                       THE RAJENDRA B. VATTIKUTI TRUST UAD
                       DATED OCTOBER 19, 1990, AS AMENDED

                                       AND

                        COMPLETE BUSINESS SOLUTIONS, INC.

                                TABLE OF CONTENTS

ARTICLE ONE - DEFINITIONS................................................................................1
   1.1   1933 Act........................................................................................1
   1.2   Affiliate.......................................................................................2
   1.3   Agreement.......................................................................................2
   1.4   Buyer...........................................................................................2
   1.5   CBSI............................................................................................2
   1.6   CBSI Competitive Activity.......................................................................2
   1.7   CBSI Plan.......................................................................................2
   1.8   CBSI Superior Proposal..........................................................................2
   1.9   Closing.........................................................................................2
   1.10     Closing Date.................................................................................2
   1.11     COBRA........................................................................................2
   1.12     Code.........................................................................................2
   1.13     Code Section 125 Plan........................................................................3
   1.14     ERISA........................................................................................3
   1.15     Exchange Common Stock........................................................................3
   1.16     Financial Advisor............................................................................3
   1.17     Indemnified Party............................................................................3
   1.18     Indemnifying Party...........................................................................3
   1.19     Indemnity Claim..............................................................................3
   1.20     Knowledge....................................................................................3
   1.21     Losses.......................................................................................3
   1.22     Special Committee............................................................................4
   1.23     Synova.......................................................................................4
   1.24     Synova Common Stock..........................................................................4
   1.25     Synova Competitive Activity..................................................................4
   1.26     Threshold Amount.............................................................................4
   1.27     Welfare Plan.................................................................................4

ARTICLE TWO - EXCHANGE OF SHARES.........................................................................4
   2.1   Exchange of Shares..............................................................................4

ARTICLE THREE - THE CLOSING..............................................................................4
   3.1   Time and Place of Closing.......................................................................4
   3.2   Action to Be Taken..............................................................................5
   3.3   Further Assurances..............................................................................5

ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF CBSI....................................................5
   4.1   Title to Shares.................................................................................5
   4.2   Organization....................................................................................5
   4.3   Necessary Authorization and Approval............................................................6
   4.4   Third Party Consents and Approvals..............................................................6
   4.5   Organization, Powers and Capitalization of Synova...............................................6

   4.6   Subsidiaries and Joint Ventures.................................................................6
   4.7   Books and Records...............................................................................7
   4.8   Tax Matters.....................................................................................7

ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF BUYER...................................................7
   5.1   Title to Common Stock...........................................................................7
   5.2   Necessary Authorization or Approvals............................................................7
   5.3   Third Party Consents and Approvals..............................................................8
   5.4   Purchase for Investment.........................................................................8
   5.5   Tax Matters.....................................................................................8

ARTICLE SIX - AGREEMENTS OF BUYER, CBSI AND SYNOVA.......................................................9
   6.1   Consents; Preservation of Business..............................................................9
   6.2   Reasonable Efforts..............................................................................9
   6.3   Course of Conduct...............................................................................9
   6.4   Trade Secrets...................................................................................9
   6.5   Information.....................................................................................9
   6.6   Non-Competition................................................................................10
   6.7   Specific Enforcement...........................................................................11
   6.8   Benefit Plans..................................................................................11
   6.9   Additional Covenants of CBSI...................................................................12
   6.10     Additional Covenants of Buyer and Synova....................................................12
   6.11     Further Assurances..........................................................................12

ARTICLE SEVEN - CONDITIONS OF CLOSING...................................................................13
   7.1   Conditions Precedent to the Obligations of the Buyer...........................................13
   7.2   Conditions Precedent to the Obligations of CBSI................................................14

ARTICLE EIGHT - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
    COVENANTS...........................................................................................15
   8.1   Representations and Warranties.................................................................15
   8.2   Survival of Covenants..........................................................................16

ARTICLE NINE - INDEMNIFICATION..........................................................................16
   9.1   Indemnification By CBSI........................................................................16
   9.2   Indemnification by Buyer.......................................................................16
   9.3   Indemnification by Synova......................................................................16
   9.4   Delivery of Claims Notice......................................................................17
   9.5   Obligation to Defend...........................................................................17
   9.6   Time Period for Asserting Indemnification......................................................17

ARTICLE TEN - TERMINATION OF AGREEMENT PRIOR TO CLOSING
     DATE...............................................................................................18
   10.1     Termination by Buyer or CBSI................................................................18
   10.2     Termination by Buyer........................................................................18

   10.3     Termination by CBSI.........................................................................18
   10.4     Effect of Termination.......................................................................19

ARTICLE ELEVEN - GENERAL................................................................................19
   11.1     Amendment or Waiver.........................................................................19
   11.2     Governing Law...............................................................................19
   11.3     Brokers.....................................................................................19
   11.4     Notices.....................................................................................20
   11.5     Article, Section and Paragraph Headings.....................................................21
   11.6     Counterparts................................................................................21
   11.7     Successors and Assigns......................................................................21
   11.8     Entire Agreement............................................................................21


SCHEDULE 4.4            Third Party Consents and Approvals..............................................23

SCHEDULE 6.6(b)         Buyer Exceptions to Non-competition.............................................24

EXHIBIT 6.8(a)(i)       Agreement.......................................................................25

SCHEDULE 6.9            Services Provided By CBSI.......................................................26

EXHIBIT 7.2(h)          Synova Promissory Note..........................................................27

EXHIBIT 7.2(i)(a)       Trust Guaranty..................................................................28

EXHIBIT 7.2(i)(b)       Trust Pledge....................................................................29

EXHIBIT 7.2(i)(c)       Trust Assignment Separate From Certificate......................................30

                      AGREEMENT FOR THE EXCHANGE OF SHARES


         This Agreement For The Exchange Of Shares dated September 25, 2000, is by and among The Rajendra B. Vattikuti Trust UAD Dated October 19, 1990, as amended, as Buyer, Synova, Inc., a Michigan corporation (only with respect to Articles Six, Eight, Nine and Eleven) and Complete Business Solutions, Inc., a Michigan corporation. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in Article One.


                                    RECITALS

         A. CBSI is the owner of all of the issued and outstanding capital stock of Synova, Inc., a Michigan corporation.

         B. Buyer is the record and beneficial owner of 9,361,759 outstanding shares of CBSI Common Stock.

         C. CBSI and Buyer wish to complete a transaction pursuant to which Buyer would become the owner of all of the issued and outstanding capital stock of Synova and would surrender to CBSI 750,000 shares of CBSI Common Stock owned by Buyer, on the terms and conditions set forth herein.

         D. The Special Committee, based in part upon a fairness opinion received from the Financial Advisor, has approved, deemed it to be in the best interests of the shareholders of CBSI, and recommended to the Board of Directors of CBSI, that CBSI sell and transfer all of the issued and outstanding capital stock of Synova to Buyer upon the terms and conditions set forth in this Agreement.

         E. The Board of Directors of CBSI, based on the unanimous recommendation of the Special Committee, has approved and deems it advisable and in the best interests of the shareholders of CBSI to sell and transfer all of the issued and outstanding capital stock of Synova to Buyer as contemplated by this Agreement.

         F. The parties intend that the transaction contemplated hereunder qualify as a non-taxable spin-off pursuant to the provisions of Section 355 of the Code and the rules and regulations promulgated thereunder.

         NOW THEREFORE, in consideration of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

         1.1 "1933 ACT" means the Securities Act of 1933, as amended.

         1.2 "AFFILIATE" of a person means a person who controls, is controlled by, or is under common control with such person. For purposes of this definition, "control" means the ability to control the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         1.3 "AGREEMENT" means this Agreement For The Exchange Of Shares.

         1.4 "BUYER" means The Rajendra B. Vattikuti Trust UAD dated October 19, 1990, as amended, and Rajendra B. Vattikuti, as Trustee, and individually.

         1.5 "CBSI" means Complete Business Solutions, Inc., a Michigan corporation.

         1.6 "CBSI COMPETITIVE ACTIVITY" means information technology services, including: (a) emerging technologies; (b) information technology consulting; (c) systems applications development and maintenance; (d) reengineering legacy applications to client/server technology; (e) client/server applications development; (f) packaged software implementation; and (g) web integration activities; which are delivered either onsite at the client facility, offsite at a local development facility or at an offshore development facility; provided that CBSI Competitive Activity does not include information technology contract programming services in the foregoing areas if such services are not provided to clients or customers by Synova on a project basis in which Synova contracts to supply deliverables.

         1.7 "CBSI PLAN" means a tax-qualified Code Section 401(k) defined contribution plan sponsored by CBSI in which Synova is a contributing employer.

         1.8 "CBSI SUPERIOR PROPOSAL" means any proposal which the Board determines in its good faith judgment, based on consultation with the Financial Advisor or any other investment banking firm of national reputation and outside counsel, is more favorable to CBSI's shareholders than the transactions contemplated by this Agreement, considering all factors, including without limitation the net after tax proceeds or economic benefit to CBSI which would result from such proposal.

         1.9 "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         1.10 "CLOSING DATE" means September 28, 2000, at 10:00 a.m., or such other date as may be mutually agreed upon by CBSI and Buyer.

         1.11 "COBRA" means Section 4980B of the Code and Section 601, et seq, of ERISA.

         1.12 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.13 "CODE SECTION 125 PLAN" means any flexible benefits plan within the meaning of Code Section 125.

         1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C.ss.1001 et seq.).

         1.15 "EXCHANGE COMMON STOCK" means 750,000 shares of the CBSI Common Stock owned by Buyer on the Closing Date.

         1.16 "FINANCIAL ADVISOR" means Legg Mason Wood Walker Incorporated.

         1.17 "INDEMNIFIED PARTY" means any person entitled to be indemnified under Article Nine.

         1.18 "INDEMNIFYING PARTY" means any person required to provide indemnification under Article Nine.

         1.19 "INDEMNITY CLAIM" means the following:

              (a) any claim of a party resulting from

                  (i) any breach of the representations and warranties given by the other party or parties under this Agreement;

                  (ii) the non-fulfillment of any covenants of the other party or parties contained in this Agreement or in any agreement or document to be delivered pursuant to this Agreement; or

                  (iii) any other material breach by the other party or parties of the terms of this Agreement or any agreement or document to be delivered pursuant to this Agreement.

         1.20 "KNOWLEDGE" or "to the knowledge" of any person, or words of similar import, mean the actual knowledge of such person after due inquiry, where, if such person is a corporation, inquiry was made of senior executive level employees, officers or directors of such person who would reasonably be expected to know the matters within the scope of the representation or warranty in question.

         1.21 "LOSSES" means any and all loss, cost, damage (including without limitation consequential damages) or expense arising or resulting from any Indemnity Claim, including but not limited to reasonable fees and disbursements of counsel, accountants and other experts, incident to any and all actions, suits, demands, assessments and judgments related to any claim made hereunder, but excluding amounts for which Synova or CBSI has recovered proceeds under any insurance policy or third party guaranty, indemnity or other obligation.

         1.22 "SPECIAL COMMITTEE" means the Special Committee of the Board of Directors of CBSI, which was appointed for the purpose of evaluating the acquisition of Synova by Buyer.

         1.23 "SYNOVA" means Synova., Inc., a Michigan corporation.

         1.24 "SYNOVA COMMON STOCK" means 100 shares of the common stock, without par value, of Synova, which shares constitute, and will constitute on the Closing Date, all of the issued and outstanding capital stock of Synova.

         1.25 "SYNOVA COMPETITIVE ACTIVITY" means information technology programming services provided to customers or clients on an hourly or per diem basis, which are delivered either onsite at the client facility or offsite at a North American development facility (but not a development facility located outside of North America) and which do not include services provided to clients or customers on a project basis in which Synova contracts to supply deliverables.

         1.26 "THRESHOLD AMOUNT" means $500,000.

         1.27 "WELFARE PLAN" means any employee welfare benefit plan as defined in ERISA Section 3(1).


                                   ARTICLE TWO
                               EXCHANGE OF SHARES

         2.1 EXCHANGE OF SHARES. Subject to the terms and conditions herein contained, including the conditions set forth in Section 7.1 and 7.2 hereof:

           (a) Buyer agrees to assign and transfer to CBSI on the Closing Date the Exchange Common Stock, free and clear of any lien, encumbrance, equity or adverse claim; and

           (b) CBSI agrees to assign and transfer to Buyer on the Closing Date the Synova Common Stock, free and clear of any lien, encumbrance, equity or adverse claim.

It is the intention of the parties that the exchange referenced in this Section
2.1 qualify as a nontaxable transaction pursuant to the provisions of Section 355 of the Code and the regulations promulgated thereunder. The parties will take all steps as are reasonably necessary or appropriate to satisfy the requirements of Section 355 of the Code and such regulations, including but not limited to, preparation and timely submission of the information required by Treas. Reg.ss.1.355-5.

                                  ARTICLE THREE
                                   THE CLOSING

         3.1 TIME AND PLACE OF CLOSING. Unless this Agreement is earlier terminated as hereinafter provided, the Closing shall be held at the offices of Butzel Long in Detroit, Michigan, on the Closing Date or at such other place and at such other time as may be mutually agreed upon by CBSI and Buyer.

         3.2 ACTIONS TO BE TAKEN. The following actions shall be taken at the
Closing:

           (a) Buyer shall deliver to CBSI certificates representing the Exchange Common Stock, duly endorsed for transfer, or with appropriate stock powers attached.

           (b) CBSI shall deliver to Buyer certificates representing the Synova Common Stock, duly endorsed for transfer, or with appropriate stock powers attached.

         3.3 FURTHER ASSURANCES. Buyer agrees that after the Closing Date, upon the request of CBSI, Buyer will from time to time execute and deliver to CBSI all such instruments and documents as shall be necessary to vest in CBSI title to and possession of the Exchange Common

Stock or to otherwise effectuate the transactions contemplated in this Agreement. CBSI agrees that after the Closing Date, upon the request of Buyer, it will from time to time execute and deliver to Buyer all such instruments and documents as shall be necessary to vest in Buyer title to and possession of the Synova Common Stock or to otherwise effectuate the transactions contemplated in this Agreement.


                                  ARTICLE FOUR
                     REPRESENTATIONS AND WARRANTIES OF CBSI

     CBSI warrants to Buyer that the representations and warranties set forth herein are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on that date.

         4.1 TITLE TO SHARES. CBSI has valid and full legal title to the Synova Common Stock, free and clear of any lien, encumbrance, equity or adverse claim. The Synova Common Stock constitutes the only capital stock of Synova issued and outstanding. CBSI has full right, power and authority to sell, transfer and deliver the Synova Common Stock to Buyer and upon the occurrence at Closing of the actions specified in Section 3.2 CBSI will have transferred to Buyer valid and full legal title to the Synova Common Stock, free and clear of any liens, encumbrances, equities and adverse claims of any kind or nature.

         4.2 ORGANIZATION. CBSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the full corporate power and authority to carry on its business as now being conducted.

         4.3 NECESSARY AUTHORIZATION AND APPROVAL. CBSI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of CBSI to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by CBSI and constitutes the legal, valid and binding obligation of CBSI enforceable in accordance with its terms.

         4.4 THIRD PARTY CONSENTS AND APPROVALS. Except as set forth in Schedule 4.4, neither the execution, delivery or performance of this Agreement by CBSI nor the consummation of the transactions contemplated hereby is prohibited by, or requires CBSI or Synova to obtain any consent, authorization, approval or registration under, any law, rule or regulation, or any judgment, order, writ, injunction, or decree, which is binding upon CBSI or Synova or any property or asset of Synova, or the terms of any contract to which CBSI or Synova is a party or to which any property or asset owned by Synova is subject. Except as set forth in Schedule 4.4, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any provision of, or result in any acceleration of any obligations under, or the creation or imposition of any lien pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree (including, without limitation, those set forth in the Schedules hereto) and will not violate or conflict with any other material restriction of any kind or character to which Synova or any property or asset of Synova is subject.

         4.5 ORGANIZATION, POWERS AND CAPITALIZATION OF SYNOVA.

           (a) Synova is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power to carry on its business, as such business is now being conducted, and to own, lease or operate the properties and assets it now owns, leases or operates.

           (b) The authorized capital stock of Synova consists of 60,000 shares of Common Stock, without par value, 100 of which are validly issued and outstanding on the date hereof and owned by CBSI. All of the Synova Common Stock is fully paid and nonassessable. There are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which Synova or CBSI is a party which could require the purchase or sale of any shares (whether or not currently outstanding) of the capital stock of Synova.

           (c) There is no voting trust, voting agreement, shareholder agreement or other agreement to which Synova or CBSI is a party relating to the voting or sale, transfer or other disposition of any of the Synova Common Stock.

         4.6 SUBSIDIARIES AND JOINT VENTURES. Synova has no subsidiaries. Synova has no stock or equity interest in, or any commitment to acquire any such interest in, any corporation, firm, partnership or organization.

         4.7 BOOKS AND RECORDS. To CBSI's knowledge, the books and records of Synova fairly reflect the assets, liabilities and operations of Synova.

         4.8 TAX MATTERS.

             (a) To the knowledge of CBSI, there is no plan, intention or arrangement on the part of any shareholder of CBSI to sell, exchange, transfer by gift, or otherwise dispose of any stock in CBSI after the Closing.

             (b) There is no plan, intention or arrangement by CBSI, directly or through any Affiliate, to purchase any of its outstanding stock after the Closing, other than through stock purchases meeting the following requirements:
(i) there is a sufficient business purpose for the stock purchase; (ii) the stock to be purchased is widely held; (iii) the stock purchases will be made in the open market; and (iv) there is no plan or intention that the aggregate amount of such stock purchases will equal or exceed 20% of the outstanding stock of CBSI.

             (c) There is no plan, intention or arrangement to liquidate CBSI, to merge CBSI with any other entity, or to sell or otherwise dispose of the assets of CBSI after the transaction, except in the ordinary course of business.

                                  ARTICLE FIVE
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to CBSI that the representations and warranties set forth herein are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on that date.

         5.1 TITLE TO COMMON STOCK. Buyer has valid and full legal title to the Exchange Common Stock, free and clear of any lien, encumbrance, equity or adverse claim. Buyer has full right, power and authority to sell, transfer and deliver all of such shares of Exchange Common Stock to CBSI and upon the occurrence at Closing of the actions specified in Section 3.2 such Buyer will have transferred to CBSI valid and full legal title to such shares of Exchange Common Stock free and clear of any liens, encumbrances, equities and adverse claims of any kind or nature. There is no shareholder agreement or other agreement to which Buyer is a party relating to the sale, transfer or other disposition of any of the Exchange Common Stock.

         5.2 NECESSARY AUTHORIZATION OR APPROVALS. Buyer has full power, authority and legal capacity to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

         5.3 THIRD PARTY CONSENTS AND APPROVALS. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Buyer to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on Buyer or the terms of any contract to which Buyer is a party.

         5.4 PURCHASE FOR INVESTMENT. Buyer has received all information and documents which Buyer has requested from CBSI regarding Synova and has reviewed it adequately to make a fully informed investment decision. In making his investment decision, Buyer has only relied upon such requested information, his personal knowledge of the business and affairs of Synova, this Agreement, and any other written information otherwise provided to Buyer by CBSI or Synova. No oral representations have been relied upon by Buyer. Buyer is an "accredited investor" as that term is defined in the 1933 Act. Buyer has the financial ability to accept the risk of investing in the Synova Common Stock, has adequate means of providing for his needs and contingencies and has no need for liquidity in his investment in the Synova Common Stock. Buyer's investment in the Synova Common Stock will not cause his overall commitment to investments which are not readily marketable to become excessive. Buyer understands that the exchange of stock under Section 3.2 of this Agreement has not been registered under the 1933 Act, or the applicable provisions of the securities laws of any other jurisdiction, in reliance upon the exemptions from such registration. Buyer understands that the Synova Common Stock may not be sold or otherwise transferred in the future without compliance with the registration requirements of the 1933 Act and such other securities laws, unless an exemption from such requirements is available. Buyer realizes that there is no public market for the Synova Common Stock and that CBSI has no obligation to effect the registration of a public sale of the Synova Common Stock under the 1933 Act or any such other securities laws. Buyer has evaluated the restrictions on sale, transferability and assignment of the Synova Common Stock, as described in this Agreement. Buyer understands that he will bear the risk of investment in the Synova Common Stock for an indefinite period of time. The Synova Common Stock is being acquired by Buyer solely for investment and for his own account and not the account of any other person.

         5.5 TAX MATTERS.

             (a) The Exchange Common Stock has been held by Buyer for more than five (5) years.

             (b) Buyer has no plan, intention or arrangement to sell, exchange, transfer by gift, or otherwise dispose of any of the Synova Common Stock after the Closing.

             (c) Buyer has no plan, intention or arrangement to cause Synova or any Affiliate to purchase any outstanding stock of Synova after the Closing.

             (d) Buyer has no plan, intention or arrangement to liquidate Synova, to merge Synova with any other entity, or to sell or otherwise dispose of the assets of Synova after the Closing, except in the ordinary course of business.

                                   ARTICLE SIX
                      AGREEMENTS OF BUYER, CBSI AND SYNOVA

     Buyer, CBSI and Synova agree that from the date of this Agreement to the Closing Date, and thereafter to the extent provided below, each shall take, and CBSI and Buyer shall cause Synova to take, the following actions:

         6.1 CONSENTS; PRESERVATION OF BUSINESS. From the date hereof, CBSI and Buyer agree to use their respective reasonable efforts to obtain any necessary consents, authorizations or approvals of any governmental or other third party to the transactions contemplated hereby. From the date hereof, CBSI and Buyer agree to use reasonable efforts to preserve the business of Synova intact and to maintain or cause to be maintained satisfactory relationships with suppliers, customers and others having business relationships with Synova which are material to the success of its business.

         6.2 REASONABLE EFFORTS. Buyer and CBSI agree to use all reasonable efforts to facilitate the consummation of the transactions contemplated by this Agreement so as to permit the Closing to take place on the date indicated.

         6.3 COURSE OF CONDUCT. From the date hereof, pending the Closing, CBSI and Buyer agree that the business of, and all transactions by, Synova will be conducted or entered into only in the usual and ordinary course and that no party shall cause or permit Synova to engage in any of the activities listed below, except as may be first approved by the parties in writing or as is otherwise permitted or contemplated by this Agreement:

           (a) mortgaging, pledging or subjecting to lien, charge or other encumbrance any of its assets, or entering into any agreement resulting in the imposition of any such mortgage, lien or charge;

           (b) incurring any indebtedness for money borrowed or any noncurrent indebtedness for the purchase price of any fixed or capital asset;

           (c) making any change in its Articles of Incorporation or By-laws;

           (d) voluntarily incurring any material obligation or liability, absolute or contingent, except (i) in the ordinary course of business, or (ii) pursuant to existing contracts and agreements described in this Agreement or in the Schedules delivered pursuant hereto.

         6.4 TRADE SECRETS. CBSI, for a period of two (2) years after the Closing, shall treat as trade secrets all confidential or specialized data or information with respect to the business or assets of Synova, including, without limitation, customer lists, service information and pricing information, and CBSI shall not disclose any such trade secrets to any other person, firm or corporation, except as authorized in writing by Buyer or Synova after the Closing.

         6.5 INFORMATION. Buyer, CBSI and Synova shall fully and timely comply with the information reporting requirements of Treas. Reg. ss. 1.355-5. In addition, Synova shall make available to CBSI such information as shall be reasonably necessary to permit CBSI to prepare its consolidated tax returns for the fiscal year ended December 31, 2000. CBSI will treat all such information as trade secrets in accordance with Section 6.4 (except that CBSI may incorporate such information into its consolidated tax returns and related schedules to the extent required by applicable law).

         6.6 NON-COMPETITION.

           (a) For a period of two (2) years after the Closing Date, CBSI will not, and will use its best efforts to cause any Affiliate thereof not to, directly or indirectly (i) engage in any Synova Competitive Activity or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise, any entity engaged in any Synova Competitive Activity; provided, however, that CBSI may acquire such an entity if it discontinues such Synova Competitive Activity within a reasonable time.

         (b) For a period of two (2) years after the Closing Date, Buyer will not, Synova will not, and they will use their best efforts to cause any of their respective Affiliates not to, directly or indirectly (i) engage in any CBSI Competitive Activity or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise, any entity engaged in any CBSI Competitive Activity, except that Buyer or his Affiliates may own, in the aggregate, less than 5% of the outstanding shares of any publicly held corporation which is engaged in any CBSI Competitive Activity which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association. Notwithstanding the foregoing, Buyer may engage in the activities and investments listed on Schedule 6.6(b).

             (c) For a period of two (2) years after the Closing Date, Buyer will not, Synova will not, and they will use their best efforts to cause any of their respective Affiliates not to, directly or indirectly (i) solicit for employment, employ or otherwise interfere with the relationship of CBSI or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for CBSI or any of its Affiliates during the six month period preceding such solicitation, employment or interference, or (ii) induce any employee of the Company or any of its Affiliates who is a member of management to engage in any activity which Buyer or Synova are prohibited from engaging in under Section 6.6(b) or to terminate such person's employment with CBSI.

             (d) The parties hereto agree that the duration of the non-competition and non-solicitation provisions set forth in this Section 6.6 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable.

         6.7 SPECIFIC ENFORCEMENT. The parties agree that damages are an inadequate remedy for any breach of the provisions of Section 6.4, Section 6.5, or Section 6.6 and that each party shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of specific enforcement or preliminary and permanent injunctions without bond or other security upon any actual or threatened breach thereof. The remedies referred to in this Section shall not be deemed to be exclusive of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in Sections 6.4, 6.5, or 6.6 hereof.

         6.8 BENEFIT PLANS.

          (a) CBSI PENSION PLANS. Except as otherwise specifically provided in this Agreement, Synova shall continue its status as a participating employer in the CBSI Plan until December 31, 2001, or such later date as agreed to in writing by CBSI, all in accordance with an agreement in the form attached to this Agreement as Exhibit 6.8(a) to be entered into by CBSI and Synova. As soon as practicable after the Closing Date, Synova will execute any and all such plan documents, trust agreements, administrative service agreements, insurance contracts and other agreements as CBSI deems necessary to effectuate Synova's status as a participating employer in the CBSI Plan.

          (b) SYNOVA WELFARE PLANS AND CODE SECTION 125 PLANS.

              (i) Except as otherwise specifically provided in this Agreement, Synova shall continue its status as a participating employer in the CBSI Welfare Plans and Code Section 125 Plans until December 31, 2001, or such later date as agreed to in writing by CBSI, all in accordance with an agreement in the form attached to this

         Agreement as Exhibit 6.8, to be entered into by CBSI and Synova. As soon as practicable after the Closing Date, Synova will execute any and all such plan documents, administrative service agreements, insurance contracts and other agreements as CBSI deems necessary to effectuate Synova's status as a participating employer in the CBSI Welfare Plans and Code Section 125 Plans.

                  (ii) All claims arising out of or relating to (A) services or benefits provided to any Synova employees and their spouses and dependents (for purposes of this Section 6.8, "Covered Individuals") after the Closing Date, and (B) all premiums for insurance coverage applicable to any Covered Individual under the CBSI Welfare Plans or Code Section 125 Plans on and after the Closing Date, shall be the sole responsibility of Synova, and CBSI shall have no liability for such claims. Synova shall remain solely responsible for all claims for payment of any premiums for the CBSI Welfare Plans and Code Section 125 Plans relating to periods prior to the Closing Date and for any liability for all claims, expenses and treatments, including administrative expenses, which are covered and payable under the terms of the CBSI Welfare Plans and Code Section 125 Plans and incurred or related to periods prior to the Closing Date, irrespective of whether any such claim, expense or treatment is filed or submitted after the Closing Date, and CBSI shall have no liability for any such claims, expenses or treatments.

                  (iii) Effective as of the date that Synova is no longer a participating employer in the CBSI Welfare Plans and Code Section 125 Plans, Synova will provide, under its Welfare Plans and Code Section 125 Plans, which plans may be newly established or modified existing plans, to each Synova employee, former Synova employee and qualified beneficiary (as defined in Section 601, et seq, of ERISA and Section 4980B, et seq, of the Code), health care continuation coverage to which Synova employees, former Synova employees and qualified beneficiaries are currently entitled or to which they may become entitled on or after the such date. Such health care continuation coverage shall be substantially equivalent in the aggregate to the benefit coverages provided to such individuals under the CBSI Welfare Plans and Code
         Section 125 Plans, all in accordance with the terms and conditions of the Synova Welfare Plans and Code Section 125 Plans.

           (c) COOPERATION. In connection with the implementation of this Section, CBSI and Synova shall cooperate in effecting the provisions of this Section, including, but not limited to, the exchange of information, the notification of Covered Employees and providers and the preparation of any required documentation.

           (d) COBRA. CBSI shall be solely responsible for any notices required to be given on or after the Closing Date pursuant to COBRA with respect to group health plan coverage under the CBSI Welfare Plans and for any payments or benefits required pursuant to COBRA or on account of any violation of any requirement of COBRA by the CBSI Welfare Plans, and Synova shall have no responsibility for any such notices, payments or benefits.

         6.9 ADDITIONAL COVENANTS OF CBSI. After the date of this Agreement, CBSI will continue the active conduct of its business, independently and with its separate employees. For a period of one year after the date of this Agreement, at the request of Buyer, CBSI will provide to Synova the services described on Schedule 6.9, at a price equal to the fair market value of such services, as mutually agreed upon by the parties.

         6.10 ADDITIONAL COVENANTS OF BUYER AND SYNOVA. After the date of this Agreement, Buyer will cause Synova to, and Synova will, continue the active conduct of its business, independently and with its separate employees. After the date of this Agreement, neither Buyer nor Synova will take any action that materially contributes to, or results in, the exchange of stock under Section
3.2 of this Agreement failing to qualify for tax-free treatment to CBSI and its Affiliates under Section 355 of the Code, including without limitation, by reason of Section 355(e) of the Code applying to such exchange.

         6.11 FURTHER ASSURANCES. The parties agree at any time and from time to time after the Closing, upon the request of another party, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be reasonably necessary or appropriate to carry out the terms, conditions and purposes of this Agreement.

                                  ARTICLE SEVEN
                              CONDITIONS OF CLOSING

         7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that Buyer may waive any one or more thereof.

           (a) The representations and warranties of CBSI shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. CBSI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Since the date of this Agreement, there shall have been no material adverse change in the business, operations, results of operations or condition (financial or otherwise) of Synova, other than changes relating to matters within the control of Buyer as an officer or director of Synova prior to Closing.

           (b) CBSI shall have obtained and delivered, or caused Synova to obtain and deliver, to Buyer all the consents listed in Schedule 4.4, which consents shall be in form and substance satisfactory to Buyer, unless the failure to obtain any such consent would not have a material adverse effect on the business, properties, results of operations or financial or other condition of Synova.

           (c) On the Closing Date:

               (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, compels or would compel Synova to dispose of or discontinue the business or a portion of its business as a result of the consummation of any of the transactions contemplated hereby, or imposes a fine, awards damages or imposes or awards any other monetary or non-monetary penalty or relief based on the transactions hereby contemplated; and

               (ii) there shall be no suit, action or other proceeding by any person pending before any court or governmental agency, or threatened to be filed or initiated, which, in the judgment of the Buyer, may result in the restraint or prohibition of the consummation of any transaction contemplated hereby or the obtaining of an amount in payment of damages from or other relief against any of the parties hereto or against any director or officer of Synova or any of its Affiliates, in connection with the consummation of any transaction contemplated hereby.

         (d) CBSI shall have delivered to Buyer the resignation from office of all officers and directors of Synova.

         (e) All actions contemplated by Section 3.2 shall have been taken.

         (f) All proceedings, corporate or otherwise, to be taken by CBSI in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and CBSI shall have made available, or caused Synova to make available, to counsel for Buyer all records and documents relating to the business and affairs of Synova, which such counsel may reasonably request in connection with its review thereof.

         (g) CBSI shall have duly adopted a plan of reorganization in accordance with and in satisfaction of Treas. Reg. ss.1.368-1(c).

         (h) Buyer shall have received an opinion of Butzel Long satisfactory in both form and substance regarding the qualification of the exchange of shares set forth in Section 2.1 herein as a nontaxable transaction pursuant to the provisions of Section 355 of the Code and the regulations promulgated thereunder.

         (i) All material contracts being performed by Synova on and as of the Closing Date, with respect to which Synova is not a party, shall have been assigned to Synova, with the consent of the other party or parties to any such contract if required.

         7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CBSI. The obligations of CBSI under this Agreement to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that CBSI may waive any one or more thereof.

         (a) The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing. CBSI shall have been furnished with certificates of Buyer, dated the

Closing Date, certifying in such detail as CBSI may reasonably request, to the fulfillment of the foregoing conditions.

         (b) On the Closing Date:

          (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, or imposes a fine, awards damages or imposes or awards any other monetary or non-monetary penalty or relief based on the transactions hereby contemplated; and

          (ii) there shall be no suit, action or other proceeding by any person pending before any court or governmental agency, or threatened to be filed or initiated, which, in the judgment of CBSI, may result in the restraint or prohibition of the consummation of any transaction contemplated hereby or the obtaining of an amount in payment of damages from or other relief against any of the parties hereto or against any director or officer of CBSI or any of its Affiliates, in connection with the consummation of any transaction contemplated hereby.

         (c) All actions contemplated by Section 3.2 shall have been taken.

         (d) All proceedings to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to CBSI and Buyer shall have made available to counsel for CBSI all records and documents which such counsel may reasonably request in connection with its review thereof.

         (e) Synova shall have duly adopted a plan of reorganization in accordance with and in satisfaction of Treas. Reg. ss.1.368-1(c).

         (f) CBSI shall have received an opinion of Butzel Long satisfactory in both form and substance regarding the qualification of the exchange of shares set forth in Section 2.1 herein as a nontaxable transaction pursuant to the provisions of Section 355 of the Code and the regulations promulgated thereunder.

         (g) CBSI shall have received an opinion from the Financial Advisor satisfactory in both form and substance regarding the fairness of the exchange under Section 3.2 to CBSI and its shareholders from a financial point of view.

         (h) Synova shall have executed and delivered to CBSI a Promissory Note in the form attached hereto as Exhibit 7.2(h).

         (i) The Rajendra B. Vattikuti Trust UAD October 19, 1990, as amended, shall have executed and delivered to CBSI the Continuing Guaranty, in the form attached hereto as Exhibit 7.2(i)(A) and the Continuing Pledge Agreement, in the form attached hereto as Exhibit 7.2(i)(B), together with the collateral under such Pledge Agreement and the Assignment Separate from Certificate, in the form attached hereto as Exhibit 7.2(i)(C).

                                  ARTICLE EIGHT
              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer, on the one hand, and CBSI, on the other, shall be deemed to be material to the other party and to have been relied upon by each of them notwithstanding any investigation heretofore or hereafter made or omitted by the either of them and shall continue in full force and effect through the date twelve (12) months following the Closing Date, at which time they shall terminate; provided however, that the representations and warranties contained in Sections 4.8 and 5.5 shall survive until thirty (30) days after the expiration of the applicable statute of limitations, including any extensions thereof. Notwithstanding the foregoing, (i) any cause of action based on fraud, fraudulent misrepresentation or fraudulent breach of warranty may be brought at any time until the expiration of the relevant statute of limitations, and (ii) any representation or warranty shall survive the time at which it would otherwise terminate, with respect to any notice of breach of such representation or warranty given prior to such time to the party alleged to have committed such breach.

         8.2 SURVIVAL OF COVENANTS. Each covenant or agreement made in this Agreement which by its terms is to be performed after the Closing shall survive the Closing until it is performed or until the expiration date set forth with respect to such covenant. Notwithstanding any provision of this Agreement to the contrary, the covenants contained in Sections 6.9 and 6.10 shall survive until the expiration of the applicable statute of limitations, including any extensions thereof.

                                  ARTICLE NINE
                                 INDEMNIFICATION

         9.1 INDEMNIFICATION BY CBSI. CBSI shall indemnify and hold harmless Buyer against all Losses. Notwithstanding the foregoing:

           (a) in no event shall CBSI be liable to any Indemnified Party for any Losses which, when added to all Indemnity Claims paid by CBSI exceeds $4,863,281; and

           (b) any indemnification by CBSI pursuant to this Section 9.1 shall not be required unless and until the aggregate amount of all such Losses exceeds the Threshold Amount; provided, that once such Losses exceed the Threshold Amount, CBSI shall indemnify the Buyer for all Losses and not merely for Losses in excess of the Threshold Amount.

         9.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless CBSI and its Affiliates from and against any and all Losses. Notwithstanding the foregoing:

           (a) in no event shall Buyer be liable to CBSI for amounts in excess of $4,863,281; and

           (b) any indemnification by Buyer pursuant to this Section 9.2 shall not be required unless and until the aggregate amount of all such Losses exceeds the Threshold Amount; provided, that once such Losses exceed the Threshold Amount, Buyer shall indemnify CBSI for all Losses and not merely for Losses in excess of the Threshold Amount.

         9.3 INDEMNIFICATION BY SYNOVA. Synova shall indemnify and hold harmless CBSI and its Affiliates from and against any and all Losses arising from a breach by Synova under this Agreement. Notwithstanding the foregoing:

           (a) in no event shall Synova be liable to CBSI for amounts in excess of $4,863,281; and

           (b) any indemnification by Synova pursuant to this Section 9.3 shall not be required unless and until the aggregate amount of all such Losses exceeds the Threshold Amount; provided, that once such Losses exceed the Threshold Amount, Synova shall indemnify CBSI for all Losses and not merely for Losses in excess of the Threshold Amount.

         9.4 DELIVERY OF CLAIMS NOTICE. Promptly after an Indemnified Party becomes aware of any Indemnity Claim, the Indemnified Party shall deliver a Claims Notice to the Indemnifying Party which is required to provide indemnification with respect to such Indemnity Claim, in the manner specified in this Agreement.

         9.5 OBLIGATION TO DEFEND.

           (a) Upon receipt of a Claims Notice relating to a claim brought by a third party against an Indemnified Party but excluding any claims brought against an Indemnified Party for taxes, the Indemnifying Party shall, at his or its own expense, assume the defense of any such claim or proceeding. The Indemnified Party shall cooperate with all reasonable requests made by the Indemnifying Party relating to the compromise of, or defense against, such claim or proceeding and shall make available to the Indemnifying Party any books, records, other documents or personnel within its control that are necessary or appropriate for such defense.

           (b) The Indemnifying Party shall conduct such assumed defense or settlement in a reasonable manner. No compromise or settlement shall be agreed or made without the Indemnified Party's written consent, which shall not be unreasonably withheld. In any case, the Indemnified Party shall have the right to employ his or its own counsel and such counsel may participate in (but not control) such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party has reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action.

           (c) If the Indemnifying Party fails to assume the defense or settlement in a reasonable manner, the Indemnified Party may engage independent counsel selected by the Indemnified Party to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the Indemnified Party may determine subject to the written consent of the Indemnifying Party, which shall not be unreasonably withheld. The reasonable fees and disbursements of such counsel shall constitute Losses for which indemnification shall be made hereunder.

         9.6 TIME PERIOD FOR ASSERTING INDEMNIFICATION. A claim for indemnification pursuant to this Article must be asserted by delivery of a Claims Notice within the following periods:

          (a) With respect to claims based on a breach of any Representation or Warranty contained herein, within the survival period for the specific representation or warranty as determined pursuant to Article Eight.

          (b) With respect to claims based upon the nonfulfillment of any covenant contained in this Agreement or in any agreement or document to be delivered pursuant to this Agreement, on or prior to the later of (i) the date twelve (12) months following the Closing Date or (ii) the expiration of such longer period, if any, as may be specified with respect to any covenant.

          (c) With respect to any other claims, on or prior to the date twelve
     (12) months following the Closing Date.



                                   ARTICLE TEN
                 TERMINATION OF AGREEMENT PRIOR TO CLOSING DATE

         10.1 TERMINATION BY BUYER OR CBSI. This Agreement may be terminated by either Buyer or CBSI if:

           (a) any unrelated third party or government agency shall institute any proceeding seeking to enjoin or prevent consummation of the transactions contemplated hereby or seeking any material amount of damages as a result thereof; or

           (b) the Closing shall not have occurred on or before December 31, 2000.

         10.2 TERMINATION BY BUYER. This Agreement may be terminated by Buyer if:

           (a) a material default shall be made by CBSI with respect to the due and timely performance of any of the covenants or agreements contained herein which is applicable to it, or with respect to the accuracy and completeness of, or due compliance with, any of the representations and warranties of CBSI contained herein, and such default shall not have been cured within fifteen (15) days after delivery of notice specifying particularly such default; provided, however, that if such default shall have been cured, but such fifteen (15) day period shall not have expired, on or prior to the Closing Date, the Closing Date shall be extended accordingly; or

           (b) all of the conditions set forth in Section 7.1 of this Agreement shall not have been satisfied on or before the Closing Date or waived by Buyer on or before such date.

         10.3 TERMINATION BY CBSI. This Agreement may be terminated by CBSI if:

           (a) a material default shall be made by Buyer with respect to the due and timely performance of any of Buyer's covenants and agreements contained herein, or with respect to the accuracy and completeness of, or due compliance with, any of the representations and warranties of Buyer contained herein, and such default shall not have been cured within fifteen (15) days after delivery of notice specifying particularly such default, provided, however, that if such default shall have been cured, but such fifteen (15) day period shall not have expired, on or prior to the Closing Date, the Closing Date shall be extended accordingly; or

           (b) all of the conditions set forth in Section 7.2 of this Agreement shall not have been satisfied by the Closing Date, or waived by CBSI on or before such date; or

           (c) prior to the Closing Date, the Board of Directors of CBSI, to the extent that it determines in good faith, following a recommendation of the Special Committee and after consultation with outside counsel, that in light of a CBSI Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the CBSI shareholders under applicable law; provided that such termination is made solely in order to concurrently enter into a definitive agreement with respect to any CBSI Superior Proposal at a time that is after the third business day following Buyer's receipt of written notice advising Buyer that the Board of Directors of CBSI is prepared to accept a CBSI Superior Proposal, specifying the material terms and conditions of such CBSI Superior Proposal, all of which information shall be kept confidential by Buyer.

         10.4 EFFECT OF TERMINATION. Upon any termination of this Agreement pursuant to this Article Ten, neither Buyer nor CBSI shall have any liability one to the other; provided, that the foregoing shall not relieve any party of liability for any previous breach of its obligations hereunder. Notwithstanding the foregoing provisions of this Article Ten, no party hereto shall be entitled to exercise any right to terminate and abandon this Agreement if such party has willfully and intentionally defaulted under any provision of this Agreement or willfully and intentionally taken any action which resulted in the nonfulfillment of any condition to Closing hereunder unless such default shall have been cured and shall not be continuing at the time of the exercise of such right.

                                 ARTICLE ELEVEN
                                     GENERAL

         11.1 AMENDMENT OR WAIVER. Any party to this Agreement may waive or modify in writing any term or provision hereof existing for such party's benefit at any time. No such waiver, and no amendment of this Agreement, shall be effective unless contained in an instrument in writing signed by the party against whom such waiver or amendment is sought to be enforced.

         11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan without regard to choice of law principles which would require the application of the law of any other jurisdiction.

         11.3 BROKERS. CBSI represents and warrants that neither it nor Synova nor anyone acting on behalf of CBSI or Synova, has made any commitment or done any other act which might result in the imposition of any liability on Buyer or Synova for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement. Buyer represents and warrants that neither Buyer nor anyone acting on Buyer's behalf has made any commitment or done any other act which might result in the imposition of any liability on CBSI for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

         11.4 NOTICES. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this Section, and shall be delivered in one of the following manners: (i) by personal delivery, in which case notice shall be deemed to have been duly given when delivered; (ii) by certified mail, return receipt requested, with postage prepaid, in which case notice shall be deemed to have been duly given on the date indicated on the return receipt; (iii) by reputable delivery service (including by way of example and not limitation Federal Express, UPS and DHL) which makes a record of the date and time of delivery, in which case notice shall be deemed to have been duly given on the date indicated on the delivery service's record of delivery; or (iv) by fax transmission to the fax numbers given below, with confirmation of good receipt and confirmed by letter to the addresses set forth below, in which case notice shall be deemed to have been duly given on the date indicated in the confirmation of fax transmission (or the next business day if transmission occurs on a non-business day or after 5:00 p.m. (EST/EDT) on any business day):

   if to CBSI, to:

                           Complete Business Solutions, Inc.
                           32605 West Twelve Mile Road
                           Suite 250
                           Farmington Hills, MI 48334
                           Attn.:  General Counsel

                           Fax: 248-848-9741

   with a copy to:

                           Arthur Dudley II, Esq.
                           Butzel Long
                           150 W. Jefferson, Suite 900
                           Detroit, MI 48226
                           Fax: 313-225-7080


   if to Buyer, to:

                           Rajendra B. Vattikuti
                           32605 West Twelve Mile Road, Suite 250
                           Farmington Hills, Michigan 48334
                           Fax: 248-488-0439

   with a copy to:

                           Brian P. Henry
                           Freeman, Cotton & Norris
                           33 Bloomfield Hills Parkway, Suite 100
                           Bloomfield Hills, Michigan 48304
                           Fax: 248-642-2255

   If to Synova, to:

                           Synova, Inc.
                           50 West Big Beaver Road, Suite 460
                           Troy, Michigan 48084
                           Attention:  President
                           Fax: 248-526-0601


         11.5 ARTICLE, SECTION AND PARAGRAPH HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 SUCCESSORS AND ASSIGNS. The respective rights and obligations of the parties hereto shall not be assigned without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the heirs, distributees, successors and assigns of the parties hereto. Nothing herein contained is intended to confer upon any person, other than the parties hereto and their respective permitted successors, assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.8 ENTIRE AGREEMENT. This Agreement, including the Schedules referred to herein, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement and the Schedules, or in the agreements, schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.




                       COMPLETE BUSINESS SOLUTIONS, INC.,
                             A MICHIGAN CORPORATION




                       By: /s/ Timothy S. Manney
                           ---------------------------------------------




                       Its: Executive Vice President
                            -------------------------------------------




                       THE RAJENDRA B. VATTIKUTI TRUST UAD
                       DATED OCTOBER 19, 1990, AS AMENDED




                       /s/ Rajendra B. Vattikuti
                       ------------------------------------------------
                           RAJENDRA B. VATTIKUTI, TRUSTEE


                       /s/ Rajendra B. Vattikuti
                       ------------------------------------------------
                           RAJENDRA B. VATTIKUTI, INDIVIDUALLY


Synova, Inc. is executing and delivering this Agreement solely for the purpose of being legally bound by the provisions of Articles Six, Eight, Nine and Eleven.

                                  SYNOVA, INC.




                       BY /S/ RAJENDRA B. VATTIKUTI
                          ----------------------------------------------
                          RAJENDRA B. VATTIKUTI, PRESIDENT AND CEO